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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
BroadVision, Inc.:

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109709, 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) of BroadVision, Inc. of our report dated January 22, 2004, relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 22, 2004, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Jose, California
March 15, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS